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STANDARD INDUSTRIAL LEASE AGREEMENT                    2301 Chovanetz Court
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COMMERCIAL -AEW- CIIF II - 97                          Irving, Texas
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P:\LEASENEG\CIIF2LSE.DOC                               0507-0853-1301
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THIS LEASE AGREEMENT, made and entered into by and between CIIF ASSOCIATES II
LIMITED PARTNERSHIP BY: AEW ADVISORS (FORMERLY KNOWN AS COPLEY ADVISORS, INC). hereinafter referred to as "Landlord", and GLOBENET INTERNATIONAL I, INC., A DELAWARE CORPORATION hereinafter referred to as "Tenant";

                                   WITNESSETH:

     1. PREMISES AND TERM.

     A. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant takes from Landlord the approximately 119,192 square feet more particularly outlined on the floor plan, attached as Exhibit "A-1" (the "Premises"), which Premises are part of that approximately 119,192 square foot building (the "Building") located on the real property situated within the County of DALLAS, State of Texas, which real property is more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference (the "Land"), together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease. If more than one building is located on the Land, then all referenced herein to "Building" shall be deemed to refer to all such buildings collectively unless the context otherwise requires.

     B. The term of this Lease shall commence upon the later of: (i) AUGUST 1, 1998, or (ii) if Landlord is required to construct improvements in the Premises pursuant to Paragraph 1.C. below, on the third day following the date of substantial completion of any such alterations or improvements to the Premises described in Paragraph 1.C. below (the "Commencement Date"). The term of this Lease shall end on the last day of the calendar month that is 123 full calendar months after the Commencement Date.

     C. If an Exhibit "B" is attached hereto, then Landlord shall construct and install in the Premises those improvements and alterations to be constructed and installed by Landlord pursuant to the plans and specifications described on such Exhibit "B" attached hereto and incorporated herein by reference (the "Plans"). Landlord will entertain Tenant's suggestion of a general contractor to complete construction of the Plans if such contractor meets with Landlord's approval and Landlord's standard requirements for a contractor. As used herein, the term "substantial completion" or "substantially completed" shall mean that, in the opinion of the architect or space planner that prepared the Plans, such improvements have been completed in accordance with the Plans and the Premises are in good and satisfactory condition, subject only to completion of minor punch list items. As soon as such improvements have been substantially completed, Landlord shall notify Tenant in writing that the Commencement Date has occurred. Within ten (10) days thereafter, Tenant shall submit to Landlord in writing a punch list of items needing completion or correction. Landlord shall use its best efforts to complete such items within thirty (30) days after the receipt of such notice. In the event Tenant, its employees, agents or contractors cause construction of such improvements to be delayed, the Commencement Date shall be deemed to be the date that, in the reasonable opinion of Landlord, substantial completion would have occurred if such delays had not taken place.

     2. BASE RENT, SECURITY DEPOSIT AND ESCROW PAYMENTS.

     A. Tenant agrees to pay to Landlord Base Rent (herein so called) for the Premises, in advance, without demand, deduction or set off, at the rate, as set forth in the Base Rent Schedule attached as Exhibit "C" attached hereto, per month during the term hereof. One such monthly installment, plus the other monthly charges set forth in Paragraph 2.C.(b) below, shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date; provided, however, that should this Lease commence on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month, the rental for such partial month shall be prorated.

     See Paragraph 27.

     B. In addition, Tenant shall deposit with Landlord on the date hereof the sum of Fifty-Four Thousand Six Hundred Thirty and 00/100 Dollars ($ 54,630.00 (the "Security Deposit"), which shall be held by Landlord as security for the performance of Tenant's obligations under this Lease, it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of an event of default. Upon each occurrence of an event of default, Landlord may use all or part of the Security deposit to pay past due rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability, chargeable to Tenant hereunder, without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount. The Security Deposit shall be deemed the property of Landlord, but any remaining balance of the Security Deposit shall be returned by Landlord to Tenant when Tenant's obligations under this Lease have been fulfilled. The amount of the Security Deposit will be decreased to the sum of Twenty Seven Thousand Three Hundred Fifteen and 00/100 Dollars ($ 27,315.00) if Tenant performs all of the following obligations: (1) Tenant meets all of its annual revenue projections through December 1999 as set forth on Exhibit "D" attached hereto, and (2) Tenant's annual revenue projections through December 1999 as set forth on Exhibit D are verified in the annual 10-K filed with the Security Exchange Commission. At no time shall the minimum balance of the Security Deposit be less than the sum of Fifty Four Thousand Six Hundred Thirty and 00/100 Dollars ($ 54,630.00) unless Tenant meets the requirements set forth in the preceding sentence and Landlord provides written notice of such reduction of the Security Deposit, which notice shall not be unreasonably withheld.

     See Paragraph 29.

     C. Tenant agrees to pay, as additional rent, its Proportionate Share (as defined in Paragraph 22.B. below) of (1) Taxes (hereinafter defined) payable to Landlord pursuant to Paragraph 3.A. below, (2) the cost of any utilities used in the Building which are not otherwise paid for by Tenant pursuant to Paragraph 8, below or billed separately to another tenant of the Building, (3) the cost of any insurance maintained by Landlord on the Building or operating expenses required by this Lease, including, without limitation, those



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expenses referred to in Paragraph 5.D. hereof (but excluding those expenses otherwise specifically paid for by Tenant pursuant to the terms hereof or expenses billed separately to other tenants of the Building). During each month of the term of this Lease, on the same day that Base Rent is due hereunder, Tenant shall escrow with Landlord an amount equal to 1/12 of Landlord's estimate of annual cost of its Proportionate Share of such items. Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2.C. to pay such costs. The initial monthly escrow payments are based upon Landlord's estimate of amounts for the year in question, and shall be increased or decreased annually to reflect the projected actual cost of all such items. If Tenant's total escrow payments are less than Tenant's actual Proportionate Share of all such items, Tenant shall pay the difference to Landlord within ten (10) days after demand. If the total escrow payments of Tenant are more than Tenant's actual Proportionate Share of all such items, Landlord shall retain such excess and credit it against Tenant's next annual escrow payments. The amount of the monthly rental and the initial monthly escrow payments are as follows:

    (a)  Base Rent as set forth In Paragraph 2.A                                $ 27,315.00
    (b)  Taxes as set forth in Paragraph 2.C.(1)                                $  5,760.00
    (c)  Utilities, Insurance and other Operating Expenses as set forth in
         Paragraphs 2.C.(2). and (3)                                            $  2,186.00
                                                                                -----------
                                                                                $ 35,261.00
                                                                                ===========

     D. In calculating the annual cost of the items described in subparagraph C above, if during any period during the relevant year the Building is less than, one hundred percent (100%) occupied, then in computing the amount of Tenant's obligations Landlord shall "gross-up" the amount of any of Landlord's expenses which fluctuate with Building occupancy to the amount which, in Landlord's reasonable estimation, such fluctuating expenses would have been if the Building had been one hundred percent (100%) occupied for the entire year. Tenant will then pay Tenant's Proportionate Share of such grossed-up amount so that the actual amount paid by Tenant in respect of such fluctuating expenses is not affected by occupancy or non-occupancy of the remainder of the Building.

     3. TAXES

     A. Landlord agrees to pay all taxes, assessments and/or governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Premises, the Land and/or the Building. If at any time during the term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received hereunder and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part upon such rents from the Premises, the Land and/or the Building, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. The Landlord shall have the right to, or upon Tenant's demand Landlord shall, employ a tax consulting firm to attempt to assure a fair tax burden on the Building and the Land within the applicable taxing jurisdiction. Tenant agrees to pay its Proportionate Share of the cost of such consultant. In addition, if the Building is a multiple occupancy Building and the cost of any improvements constructed on the Premises is disproportionately higher than the cost of improvements constructed on the premises of other tenant's of the Building, then the Landlord, at its option, may require that Tenant pay the amount of Taxes attributable to such disproportionately more expensive improvements in addition to its Proportionate Share of Taxes.

     B. Prior to delinquency, Tenant shall (i) pay all taxes levied or assessed against any personal property or fixtures placed in the Premises, and (ii) upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes upon personal property and fixtures have been paid by Tenant. If any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, upon demand Tenant shall pay to Landlord such taxes.

     4. LANDLORD'S REPAIRS

     A. Tenant understands and agrees that this Lease is intended to be a "net" lease, and as such, Landlord's maintenance, repair and replacement obligations am limited to those set forth in this Paragraph 4.A. Landlord, at its own cost and expense, shall be responsible for repair and replacement of only the roof, the foundation and the structural members of the exterior walls of the Building. The terms "roof" and "walls" as used herein shall not include skylights, windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of such repairs or maintenance or the curing of such defect.

     B. Landlord reserves the right to perform Tenant's maintenance, repair and replacement obligations and any other items that are otherwise Tenant's obligations under Paragraph 5.B, in which event, Tenant shall pay to Landlord any cost or expense incurred by Landlord in making such repairs within ten (10) days after demand.

     5. TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS.

     A. Tenant, at its own cost and expense, shall maintain all parts of the Premises (except those for which Landlord is expressly responsible hereunder) in good condition, ordinary wear and tear excepted, and promptly make all necessary repairs and replacements to the Premises.

     B. In addition to Tenant's obligations under the preceding subparagraph A., if Tenant is the only tenant of the Building, Tenant shall be responsible for causing the parking areas, driveways, alleys and grounds surrounding the Premises to be maintained in a good, neat, clean and sanitary condition, consistent with the operation of a first class office/warehouse building, which includes, without limitation, prompt maintenance, repairs and replacements (1) of any drill or spur track servicing the Premises, (2) of the parking area associated with the Building, (3) of all grass, shrubbery and other landscape treatments surrounding the Building, (4) of the exterior of the Building (including painting), (5) of sprinkler systems and sewage lines, and (6) of any other maintenance, repair or replacement items



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                                                                 Landlord
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                                                                 Tenant
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normally associated with the foregoing. In addition, Tenant shall repair and pay for any damage caused by the negligence of Tenant or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder.

     C. In the event that the Tenant is not the sole tenant of the Building, then subject to payment by Tenant, Landlord shall perform the maintenance, repair, and replacement obligations set forth in the foregoing subparagraph B. Tenant shall pay its Proportionate Share of the cost and expense of such repair, replacement, replacement reserve, maintenance and other such items as additional rent, pursuant to Paragraph 2.C. above. The amount of Tenant's rental obligation set forth in Paragraph 2.A. above does not include the cost of such items, and Landlord's performance or repair, replacement, maintenance and other items, is not a condition to payment of such rental obligation.

     D. Tenant agrees to pay as additional rent (pursuant to Paragraph 2.C. above) its Proportionate Share of the cost of (1) operation, maintenance and/or landscaping of any property or facility that is operated, maintained or landscaped by any property owner or community owner association that is named in any restrictive covenants or deed restrictions to which the Premises are subject and which are actually billed to the Building, and (2) operating and maintaining any property, facilities or services provided for the common use of Tenant and other Tenants of the Building, which costs shall include, without limitation, management fees, maintenance and repair costs, sewer, landscaping trash and security (if furnished by Landlord), wages and employee benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the Building, amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Building, all service, supplies, repairs, replacements or other expenses for maintaining and operating the Building, and any other facilities or services provided for the common use of Tenant and other Tenants of the Building.

     E. Within ten days after the Commencement Date and continuing for the entire term of this Lease, Tenant shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably acceptable to Landlord for servicing hot water, heating, air conditioning, and/or other systems and equipment within the Premises with a contractor, and Tenant shall be responsible for all costs and expenses required thereunder. At least 14 days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer or licensed mechanical contractor reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC System are then in good repair and working order.

     F. Tenant agrees to sign a joint maintenance agreement with the railroad company, if any, servicing the Premises if requested by the railroad company. Landlord shall have the right to coordinate all repairs and maintenance of any rail tracks serving or intended to serve the Premises and, if Tenant uses such-rail tracks, Tenant shall reimburse Landlord from time to time, upon demand, for its Proportionate Share of the costs of such repairs and maintenance and any other sums specified in any agreement respecting such tracks to which Landlord is a party.

     6. ALTERATIONS. Tenant shall not make any alterations, additions or improvement to the Premises without the prior written consent of Landlord, Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires provided that (a) such items do not alter the basic character of the Premises or the Building; (b) such items do not overload or damage the same; (c) such items may be removed without injury to the Premises; and (d) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's specifications and requirements. All installations, removals and restoration shall be performed a good and workmanlike manner so as not to damage or alter the primary Structure or structural qualities of the Building or the Premises.

     7. SIGNS. Tenant shall not place, install or attach any signage, decorations, advertising media, blinds, draperies, window treatments, bars or security installations to the Premises or the Building without Landlord's prior written approval. Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage, upon the earlier of vacation of the Premises by Tenant or the removal or alteration of its signage, all of which shall be accomplished at Tenant's sole cost and expense. Tenant shall not, (i) make any changes to the exterior of the Premises or the Building, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or (iii) erect or install any signs, windows or door lettering, decals, window and storefront stickers, placards, decorations or advertising media of any type that can be viewed from the exterior of the Premises, without Landlord's prior written consent.

     8. UTILITIES. Tenant shall obtain and pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Tenant's use of the Premises, and any maintenance charges for utilities. Landlord shall have the right to cause any of said services to be separately metered to Tenant, at Tenant's expense. If any such services are not separately metered to Tenant, Tenant shall pay on demand to Landlord a reasonable proportion, to be determined by Landlord, of all charges jointly metered with other premises in the Building. Landlord shall not be liable for any interruption or failure of utility service on the Premises.

     9. INSURANCE.

     A. Landlord shall maintain insurance covering the Building and the Premises in an amount not less than eighty percent (80%) of the "replacement cost" thereof insuring against the perils and costs of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, Liability and Rental Interruption and such other insurance as Landlord shall deem necessary.

     B. Tenant, at its own expense, shall maintain during the term of this Lease
(1) a policy or policies of worker's compensation and comprehensive general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of Five Hundred Thousand Dollars ($500,000.00) per occurrence for property damage and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises and (2) fire and extended coverage insurance covering the replacement cost of (a) all alterations, additions, partitions and improvements installed or placed on the Premises, (b) all of Tenant's personal property contained within the Premises, and (c) business interruption insurance insuring loss of profits in the event of an insured peril damaging the Premises, and if requested in writing by Landlord based upon its reasonable assessment of the risk of liability arising out of Tenant's activities or proposed activities on or about the Premises. Said policies shall (i) name Landlord, as well as such entities or firms as Landlord may engage from, time to time as property managers and/or asset or investment managers, as additional insured (until further notice, it is expressly agreed that The Industrial Group, The Industrial Group Management Services, Inc., AEW Advisors, Inc., CIIF Associates II Limited Partnership, Copley Advisors, Inc. and Copley Real Estate



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                                                                 Tenant
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Advisors, Inc. shall be named as additional insureds), (ii) be issued by an insurance company which is acceptable to Landlord, (iii) provided that such insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord, (iv) shall be delivered to Landlord by Tenant prior to the Commencement Date and at least fifteen (15) days prior to each renewal of said insurance, and (v) shall provide primary coverage to Landlord when any policy issued to Landlord is similar or duplicate in coverage, in which case Landlord's policy shall be excess over Tenant's policies.

     C. Tenant will not permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) increase the insurance risk, or (3) cause the disallowance of any sprinkler credits. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord, which is caused by Tenant's use of the premises or because Tenant vacates the Premises.

     10. FIRE AND CASUALTY DAMAGE.

     A. Tenant immediately shall give written notice to Landlord if the Premises or the Building are damaged or destroyed. If the Premises or the Building should be totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, then in either case this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

     B. If the Building or the Premises should be damaged but not totally destroyed by any insured peril, and in Landlord's estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, this Lease shall not terminate, and Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements or personal property required to be covered by Tenant's insurance pursuant to Paragraph 9.B. above. Effective upon the date of the occurrence of such damage and ending upon the date of substantial completion (as defined in Paragraph 1.C. above) of Landlord's repair or restoration work, if the Premises are untenantable in whole or part during such period, then the rent shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If such repairs and rebuilding have not been substantially completed within one hundred eighty (180) days after the date of such damage, Tenant, as Tenant's exclusive remedy, may terminate this Lease by delivering written notice of termination to Landlord, in which event the rights and obligations hereunder shall cease and terminate, provided, however, that any liabilities of Tenant which accrued prior to termination of this Lease shall survive such termination.

     C. In connection with any repair or reconstruction to the Premises arising from or necessitated by fire or the casualty which is covered by the insurance provided pursuant to Paragraph 9.A. above, Tenant shall pay Landlord upon demand its Proportionate Share of the amount of any deductible of such insurance.

     D. Notwithstanding anything herein to the contrary, in the event the Premises are destroyed or substantially damaged by any peril not covered by the insurance required to be carried by Landlord pursuant to Paragraph 9.A. above, or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known by any such holder, whereupon all rights and obligations hereunder shall cease and terminate, provided, however, that any liabilities of Tenant which accrued prior to termination of this Lease shall survive such termination.

     E. ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, TO THE EXTENT OF A RECOVERY OF LOSS PROCEEDS UNDER THE POLICIES OF INSURANCE DESCRIBED IN THIS LEASE, LANDLORD AND TENANT HEREBY WAIVE AND RELEASE EACH OTHER AND ANY OF THEIR RESPECTIVE RELATED PARTIES AND AFFILIATES OF AND FROM ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST EACH OTHER, THEIR AGENTS, OFFICERS AND EMPLOYEES, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE PREMISES, THE BUILDING, OR PERSONAL PROPERTY WITHIN THE BUILDING AND/OR PREMISES ARISING FROM OR CAUSED BY FIRE OR OTHER CASUALTY OR HAZARD COVERED OR REQUIRED TO BE COVERED BY HAZARD INSURANCE UNDER THIS LEASE. UPON EXECUTION OF THIS LEASE, LANDLORD AND TENANT SHALL NOTIFY THEIR RESPECTIVE INSURANCE COMPANIES OF THE MUTUAL WAIVERS CONTAINED HEREIN AND, IF AVAILABLE, SHALL CAUSE EACH POLICY DESCRIBED IN THIS LEASE TO BE SO ENDORSED.

     11. LIABILITY AND INDEMNIFICATION.

     A. TENANT AGREES THAT IT WILL INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS LANDLORD, ITS SUCCESSORS, ASSIGNS, AGENTS, EMPLOYEES, CONTRACTORS, PARTNERS, DIRECTORS, OFFICERS AND AFFILIATES (AS THAT TERM IS DEFINED IN THE SECURITIES ACT OF 1933) (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ALL FINES, SUITS, LOSSES, COSTS, LIABILITIES, CLAIMS, DEMANDS, ACTIONS AND JUDGMENTS OF EVERY KIND OR CHARACTER (A) ARISING FROM ANY BREACH, VIOLATION OR NON-PERFORMANCE OF ANY TERM, PROVISION, COVENANT, AGREEMENT OR CONDITION ON THE PART OF TENANT HEREUNDER, (B) RECOVERED FROM OR ASSERTED AGAINST ANY OF THE INDEMNIFIED PARTIES ON ACCOUNT OF INJURY OR DAMAGE TO PERSON OR PROPERTY TO THE EXTENT THAT ANY SUCH DAMAGE OR INJURY MAY BE INCIDENT TO, ARISE OUT OF, OR BE CAUSED, EITHER APPROXIMATELY OR REMOTELY, WHOLLY OR IN PART, BY ANY ACT, OMISSION, NEGLIGENCE OR MISCONDUCT ON THE PART OF TENANT OR ANY OF ITS AGENTS, SERVANTS, EMPLOYEES, CONTRACTORS, OR INVITEES OR OF ANY OTHER PERSON ENTERING UPON THE PREMISES UNDER OR WITH THE EXPRESS OR IMPLIED INVITATION OR PERMISSION OF TENANT, (C) ARISING FROM OR RELATING TO ANY ORDER, DIRECTIVE, REQUEST, REQUIREMENT OR OTHER COMMUNICATION ISSUED BY A REGULATORY AGENCY WITH JURISDICTION PERTAINING TO THE INVESTIGATION OR REMEDIATION OF HAZARDOUS SUBSTANCES PRESENT OR SUSPECTED TO BE PRESENT IN THE SOIL OR GROUNDWATER ON, UNDER, OR ABOUT THE BUILDING OR THE PREMISES CAUSED BY OR RELATING TO TENANT'S USE, MANAGEMENT, STORAGE, GENERATION, TRANSPORTATION, DISPOSAL OR RELEASE OF HAZARDOUS SUBSTANCES THEREUPON OR THEREUNDER (D) ARISING FROM OR OUT OF THE OCCUPANCY OR USE BY TENANT, ITS AGENTS, SERVANTS, EMPLOYEES, CONTRACTORS, OR INVITEES



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                                                                 Landlord
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                                                                 Tenant
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


OF THE PREMISES OR ARISING FROM OR OUT OF ANY EVENT, CIRCUMSTANCE, OR OCCURRENCE WITHIN THE PREMISES, HOWSOEVER CAUSED, AND/OR (E) SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST ANY OF THE INDEMNIFIED PARTIES BY TENANT'S EMPLOYEES, AGENTS, SERVANTS, CONTRACTORS, OR INVITEES. SUCH INDEMNIFICATION OF THE INDEMNIFIED PARTIES BY TENANT SHALL BE EFFECTIVE (i) UNLESS SUCH DAMAGE TO PROPERTY RESULTS WHOLLY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY OF ITS DULY AUTHORIZED AGENTS OR EMPLOYEES, OR (ii) UNLESS SUCH INJURY TO PERSON RESULTS WHOLLY FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY OF ITS DULY AUTHORIZED AGENTS OR EMPLOYEES. TENANT'S OBLIGATION TO INDEMNIFY LANDLORD, ITS AGENTS AND EMPLOYEES UNDER THIS PARAGRAPH SHALL BE REDUCED BY THE PERCENTAGE AMOUNT ATTRIBUTABLE TO THE NEGLIGENCE OF LANDLORD, ITS AGENTS OR EMPLOYEES.

     B. Tenant covenants and agrees that in case any of the Indemnified Parties shall be made a party to any litigation commenced by or against Tenant with respect to which Tenant has agreed to indemnify the Indemnified Parties hereunder or relating to this Lease or to the Premises, then Tenant shall and will pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred by or imposed upon any of the Indemnified Parties by virtue of any such litigation and the amount of all such costs and expenses, including attorneys' fees and court costs, shall be a demand obligation owing by Tenant to the Indemnified Parties.

     C. The provisions of this Paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to or stemming from events or conditions occurring or existing prior to such expiration or termination. The indemnification provided by this Paragraph
11. is subject to Landlord's waiver of recovery in the preceding Paragraph 10., to the extent of Landlord's recovery of loss proceeds under policies of insurance described in Paragraph 10.

     12. USE.

     A. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Tenant shall not use the Premises for the receipt, storage or handling of any Hazardous Substance, unless such use is approved in writing by Landlord and is in conformance in all respects with paragraph 24 of this Lease. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall comply with all federal, state, and local governmental laws, ordinances and regulations applicable to the use of the Premises including, without limit, all licensing and permitting requirements and Environmental Laws, and promptly shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances and Environmental Conditions in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or create an Environmental Condition, or would disturb, unreasonably interfere with, or endanger Landlord or any other Tenants of the Building.

     B. Tenant and its employees, customers and licensees shall have the non-exclusive right to use, in common with others, any parking areas associated with the Premises which Landlord has designated for such use, subject to (1) all reasonable rules and regulations promulgated by Landlord and (2) rights of ingress and egress of other Tenants and their employees, customers, agents and invitees. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

     13. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours after prior notice to Tenant to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. During the period that is twelve (12) months prior to the end of the Lease term, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises. In addition, during the same twelve (12) month period Landlord shall have the right to erect a suitable sign on the Premises indicating that the Premises are available. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection, then Landlord's inspection of the Premises shall be deemed correct for the purposes of determining Tenant's responsibility for repairs and restoration of the Premises.

     14. ASSIGNMENT AND SUBLETTING.

     A. Tenant shall not have the right to sublet all or part of the Premises or to assign, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. No assignment, subletting or other transfer, whether consented to by Landlord or not, or permitted hereunder, shall relieve Tenant of its liability hereunder. If an event of default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such assignee, subtenant or transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

     B. If Tenant is a corporation, partnership, or other entity, for purposes of subparagraph A. above, any transfer or series of related transfers of equity ownership interests in Tenant (or any direct or indirect owners of Tenant) that results in the change of the ultimate ownership of more than fifty percent (50%) of the equity ownership of Tenant shall constitute an assignment of this Lease. The foregoing provision shall not apply, however, if at the time of execution of this Lease Tenant is a corporation the shares of which are listed on a recognized security exchange or in the over-the-counter market.

     C. Upon the occurrence of an assignment or subletting, whether consented to by Landlord, or mandated by judicial intervention, Tenant hereby assigns, transfers and conveys all rents or other sums received by Tenant under any such assignment or sublease, which are in excess of the rents and other sums payable by Tenant under this Lease, and Tenant agrees to pay to Landlord such amounts within ten (10) days after receipt.

     D. If this Lease is assigned to any person or entity pursuant to the provision of the Bankruptcy Code, 11 USC Section 101 et. seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such



                                                             ---------------
                                                                 Landlord
                                                             /s/ [ILLEGIBLE]
                                                             ---------------
                                                                 Tenant
                                                             ---------------
assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

     E. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

     F. Notwithstanding anything to the contrary contained in Paragraph 14 of this Lease, if the proposed subtenant and assignee is any corporation which controls, is controlled by or is under common control with Tenant, or is any corporation resulting from the merger of consolidation of Tenant, or is any person or entity which acquires all of the assets of Tenant as a going concern of the business that is being conducted on the Premises (an "Affiliate"), then Tenant may assign or sublet the Premises or any portion thereof to an Affiliate with the prior written consent of Landlord which shall not be unreasonably withheld and subject to Landlord's ability to reasonably inquire into (1) the financial soundness of the proposed subtenant or assignee and (2) whether the assignment will constitute a violation of the Employee Retirement Income Security Act of 1974, as amended (ERISA). At least thirty (30) days prior to any proposed subtenancy or assignment of the Lease Agreement, Tenant agrees to furnish Landlord in writing with the name of the proposed subtenant or assignee, provided that said sublessee or assignee assumes in full the obligations of Tenant under this Lease and that, in the reasonable opinion of Landlord, such sublessee's or assignee's use of the Premises is consistent with the use allowed under the Lease, and not environmentally harmful as agreed to in Paragraph 24 of the Lease. Any such sublease or assignment shall not in any way affect or limit the liability of Tenant under the terms of this Lease. "Control" shall be deemed to mean ownership of not less than a majority of all of the voting stock of Tenant or such corporation, as the case may be.

     15. CONDEMNATION. If more than fifty percent (50%) of the Premises are taken for any public or quasipublic use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If (i) less than fifty percent (50%) of the Premises are taken for any a public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof; or (ii) more than fifty percent (50%) of the Premises are taken for any public or quasipublic use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, but the taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's fixtures and improvements, if a separate award for such items is made to Tenant.

     16. SURRENDER OF PREMISES; HOLDING OVER

     A. At the termination of this Lease, whether caused by lapse of time or otherwise, Tenant shall at once surrender possession of the Premises and deliver them to Landlord in as good repair and condition as existed at the Commencement Date, reasonable wear and tear excepted, and shall deliver to Landlord all keys (or other access control devices) the Premises, and, if such possession is not immediately surrendered, Landlord may forthwith enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying them, or any part thereof, without having any civil or criminal liability therefor.

     B. All alterations, additions or improvements (whether temporary or permanent in character) made to or fixtures installed in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property on termination of this Lease and shall remain on the Premises. Notwithstanding the foregoing, upon the termination of this Lease Landlord may direct Tenant, at Tenant's expense, to remove all alterations, improvements, and additions installed by Tenant and return the Premises to the condition that existed at the Commencement Date. Subject to Paragraph 25 hereof and provided that all sums owed by Tenant hereunder have been paid, all movable office furniture and equipment not attached to the Building may be removed by Tenant at the termination of this Lease. All such removals shall be accomplished in a good workmanlike manner so as not to damage the Premises or the structural components of the Building or the plumbing, electrical lines or other utilities, and any damage resulting from such removals shall be repaired at Tenant's expense.

     C. All alterations, additions, and improvements directed by Landlord to be removed and all movable office furniture and equipment not attached to the Building not promptly removed after such termination shall thereupon be conclusively presumed to have been abandoned by Tenant, and Landlord may, at its option, take over possession of such property and either (a) declare same to be the property of Landlord by written notice thereof to Tenant or (b) at the sole costs and expense of Tenant remove and store the same or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or any other person (any such removal and storage costs and expenses being payable by Tenant upon demand).

     D. Should Tenant continue to hold the Premises after the termination of this Lease, whether the termination occurs by lapse of time or otherwise, such holding over shall, unless otherwise agreed by Landlord in writing, constitute and be construed as a tenancy at will at a daily rental equal to one-thirtieth of an amount equal to one hundred fifty percent (150%) of the amount of the monthly rental payable during the last month prior to the termination of this Lease, and upon and subject to all of the other terms, provisions, covenants and agreements set forth herein except any right to renew this Lease. No payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue or extend the term of this Lease and no extension of this Lease after the termination hereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. Tenant shall be liable to Landlord for all damage which Landlord shall suffer by reason of any holding over by Tenant and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

     17. QUIET ENJOYMENT. Landlord covenants that on or before the Commencement Date it will have good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building anti fire ordinances and governmental regulations relating



                                                             ---------------
                                                                 Landlord
                                                             /s/ [ILLEGIBLE]
                                                             ---------------
                                                                 Tenant
                                                             ---------------
to the use of such property, and easements, restrictions and other conditions of record. Landlord represents that it has the authority to enter into this Lease and that so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

     18. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "event of default" on the part of Tenant under this Lease;

     A. Tenant shall fail to pay any rental or other payment or reimbursement payable by Tenant hereunder when due, or Tenant shall fail to pay any payment or reimbursement required under any other lease with Landlord when due, and in either case such failure shall continue for a period of five (5) days from the date such payment was due, provided however, that Landlord shall give five (5) days written notice of such default to Tenant, with opportunity to cure within such five (5) day period provided Landlord shall not be obligated to furnish Tenant with more than one (1) written notice of default and opportunity to cure each calendar year during the term of this Lease.

     B. Tenant shall fail to pay any amounts owed to contractors or subcontractors for work or services performed in connection with the operation, construction, management or maintenance of the Building as provided herein, and such failure shall continue for a period of five (5) days after written notice of such failure from Landlord to Tenant.

     C. Tenant or any guarantor of the Tenant's obligations hereunder shall (i) become insolvent; (ii) admit in writing its inability to pay its debts; (iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganizations, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receive, trustee, custodian or other similar official for it or for all or any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this subparagraph C.

     D. Any case, proceeding or other action against the Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking (i) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action
(a) results in the entry of an order for relief against it which it is not fully stayed within seven (7) business days after the entry thereof or (b) shall remain undismissed for a period of forty-five (45) days.

     E. Tenant shall (i) vacate all or a substantial portion of the Premises or
(ii) fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in default of the rental payments due under this Lease. Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (i) insure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (ii) insure that the Premises are secured and not subject to vandalism, (iii) insure that the Premises will be properly maintained after such vacation, and (iv) Tenant continues to pay all rent and other sums due under this lease to Landlord. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

     F. Tenant shall fail to discharge or bond around any lien placed upon the Premises in violation of Paragraph 21. hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

     G. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed in this Paragraph 18.), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

     19. REMEDIES.

     A. Upon each occurrence of an event of default, and in addition to and not in limitation of any other remedy permitted by law or equity or by this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:

         (1) Terminate this Lease, and/or

         (2) Enter upon and take possession of the Premises without terminating this Lease; and/or

         (3) Alter all locks and other security devices at the Premises with or without terminating this Lease, deny access to Tenant, and pursue, at Landlord's option, one or more remedies pursuant to this Lease, Tenant hereby specifically waiving any state or federal law to the contrary. This provision shall control over any conflicting provisions of the Texas Property Code or any successor statute governing the right of landlords to change the door locks of commercial tenants to the extent permitted by applicable law.

     B. Upon the occurrence of any event of default Tenant immediately shall surrender the Premises to Landlord, and if Tenant fails so to do, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor.

     C. If Landlord repossesses the Premises with or without terminating the Lease, Tenant, at Landlord's option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder accrued to the date of such repossession, plus all amounts required to be paid by Tenant to Landlord until the date of expiration of the term as stated in Paragraph 1. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more



                                                             ---------------
                                                                 Landlord
                                                             /s/ [ILLEGIBLE]
                                                             ---------------
                                                                 Tenant
                                                             ---------------
occasions, without the necessity of Landlord's waiting until expiration of the Lease term. Landlord may relet the whole or any portion of the Premises for any period, to any tenant and for any use and purpose.

     D. Upon an event of default, in addition to any sum provided to be paid herein, Tenant also shall be liable for and shall pay to Landlord (1) any brokerage fees incurred by Landlord in connection with the execution of this Lease; (2) brokers' fees incurred by Landlord in connection with any reletting of the whole or any part of the Premises; (3) the costs of removing and storing Tenant's or other occupant's property; (4) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants; and (5) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies. If either party hereto institutes any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with such proceeding.

     E. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available, including without limitation, the institution by Landlord, its agents or attorneys of a forcible detainer or ejectment action to re-enter the Premises shall not be construed to be an election to terminate this Lease or relieve Tenant of its obligation to pay rent hereunder and shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to the Lease at law or in equity shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default.

     F. In the event Tenant fails to make any payment due hereunder, taking into account the notice provisions of Paragraph 18 herein, when payment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten
(10) days after demand therefore shall be an additional event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     G. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store, at Tenant's expense, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any Landlord thereof or third party having a lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. Landlord may at its sole option and without prejudice to, or waiver of any rights it may have i) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees not covered by the Landlord's lien and security interest described in Paragraph 25. hereof, or ii) obtain a list from Tenant of the personal property of Tenant and/or its employees that is not covered by the Landlord's lien and security interest described in Paragraph 25. hereof, and make such property available to Tenant and or Tenant's employees; provided, however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. Any such property not removed by Tenant within five (5) days after demand therefor by Landlord shall thereupon be conclusively presumed to have been abandoned by Tenant to Landlord, and Landlord may, at its option, take over possession of such property and declare same to be the property of Landlord by written notice thereof to Tenant. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

     H. If Landlord fails to commence to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant's exclusive remedy shall be an action for damages or any other legal remedy available at law. Unless and until Landlord fails to so cure said default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being, of the Premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being, of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, and, as a consequence, if Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds received at a judicial sale upon execution and levy against the right, title and interest of Landlord in the Building, and neither Landlord nor Landlord's owners, partners or venturers shall have any personal, partnership, corporate or other liability hereunder.

     20. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises, the improvements situated thereon, the Building or the Land, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of such mortgages and deeds of trust; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien whether this Lease was executed before or after said mortgage or deed of trust. The provisions of this Paragraph
20. shall be self-operative, and no further instrument shall be required to effect such subordination of this Lease. Tenant shall however, at any time hereafter, within ten (10) days after demand, execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. If Tenant fails to execute the same within such ten (10) day period, Landlord is hereby authorized to execute the same as attorney-in-fact for Tenant. Tenant agrees to attorn upon demand to any mortgagee, trustee under a deed of trust or purchaser at a foreclosure sale or trustee's sale as Landlord under this Lease. The agreement of Tenant to attorn upon demand contained in the immediately preceding sentence shall survive any such foreclosure sale or trustee's sale. Tenant shall upon demand at any time or times, before or after any such foreclosure sale or trustee's sale, execute, acknowledge and deliver to any mortgagee, trustee under a deed of trust or purchaser at a foreclosure sale or




                                                                 Landlord
                                                                [INITIALS]
                                                             ---------------
                                                                  Tenant
                                                                [INITIALS]
                                                             ---------------
trustee's sale any and all instruments and certificates that in the judgment of such party may be necessary or proper to confirm or evidence such attornment, and Tenant hereby irrevocably appoints any such mortgagee, trustee under a deed of trust or purchaser at a foreclosure sale or trustee's sale as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates. Landlord shall use reasonable efforts upon request of Tenant to obtain a non-disturbance agreement from Landlord's lender on Landlord's lender's standard form.

     21. MECHANIC'S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord or Tenant in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

     22. MISCELLANEOUS.

     A. Words of any gender used in this Lease shall be held and construed to include any other gender, and works in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     B. In the event the Premises constitute a portion of a multiple occupancy building, Tenant's "Proportionate Share," as used in this Lease, shall mean a fraction, the numerator of which is the space contained in the Premises and the denominator of which is the entire rentable space contained in the Building.

     C. The terms, provisions and covenants and conditions contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

     D. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other cause of any kind whatsoever which are beyond the control of Landlord.

     E. Tenant agrees, from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, a Certificate of Occupancy for the Premises, financial statements for itself and any guarantor of its obligations hereunder, and an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease and such other factual matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord's execution of this Lease. If Tenant fails to execute any such estoppel certificate within such ten (10) day period, Landlord is hereby authorized to execute the same as attorney-in-fact for Tenant.

     F. This Lease constitutes the entire understanding and agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreement of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     G. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any security deposit held by Landlord shall be credited against the amount due by Tenant under this Paragraph 22.G.

     H. Intentionally Deleted.

     I. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     J. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.




                                                             ---------------
                                                                 Landlord
                                                             /s/ [ILLEGIBLE]
                                                             ---------------
                                                                 Tenant
                                                             ---------------

     K. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker, agent or other person brought about this transaction, other than as may be referenced in a separate written agreement executed by Tenant, and delivered to Landlord prior to execution of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by and other by any other broker, agent or other persons claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

     L. If and when included within the term "Landlord," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord. If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of Paragraph 23. hereof to the same effect as if each had received such notice.

     M. TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION, (2) THE BUILDING AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, IF ONE SHALL BE ATTACHED, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES.

     N. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

     O. This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant.

     P. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

     23. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or making of any payment by Landlord to Tenant or with reference to the sending mailing or delivering of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

     A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

     B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

     C. Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice) or (2) deposit in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

     24. HAZARDOUS SUBSTANCES.

     A. The term "Hazardous Substances" shall mean any chemical, substance, product, merchandise, material, controlled substance, object, condition, waste, living organism or combination thereof that is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, products, merchandise, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof that are now or hereafter become listed, defined or regulated in any manner by any Environmental Law. The term "Environmental Law" shall mean any applicable federal, state or local law, rule, regulation, ordinance, court decision, decree, order, directive, guideline, permit or permit condition relating to pollution or protection of the environment or other health and safety concern and whether now in existence or hereafter enacted. The term "Environmental Condition" shall mean any condition, circumstance, situation, or obligation created by or related to the violation or suspected violation of any Environmental Law or the presence or suspected presence of Hazardous Substances on, about, or under the Building or Premises.

     B. Tenant hereby agrees that (i) no activity will be conducted on the premises that will generate any Hazardous Substance, except for activities that are part of the ordinary course of Tenant's business activities and specifically described in Exhibit D (the "Permitted Activities"); provided said Permitted Activities are conducted in strict compliance with all Environmental Laws and have been approved in advance in writing by Landlord; (ii) the premises will not be used in any manner for the storage of any Hazardous Substances



                                                             ---------------
                                                                 Landlord
                                                             /s/ [INITIALS]
                                                             ---------------
                                                                 Tenant
                                                                 [INITIALS]
                                                             ---------------
except for the temporary storage in strict compliance with all Environmental Laws of such materials as are used in the ordinary course of Tenant's business and described in and stored in the quantities described in Exhibit___ (the "Permitted Materials"), provided such Permitted Materials are properly managed, used, transported, disposed of, released, and stored in a manner and location complying with all Environmental Laws and approved in advance in writing by Landlord; (iii) no portion of the premises will be used as or for a landfill, clump or any other on-site disposal of solid waste or Hazardous Substances; (iv) Tenant will not install any underground tanks of any type on or under the premises unless such installation is approved in writing in advance by Landlord and Tenant enters into a written agreement with Landlord assuming all responsibility and liability relating thereto; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance or a violation of Environmental Law; (vi) tenant will not permit any Hazardous Substances to be brought onto the premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper packaging, labeling, transportation, and disposal, and all required cleanup and remediation procedures shall be diligently undertaken, by Tenant and at Tenant's sole expense pursuant to all Environmental Laws. If Tenant fails to comply with any of the covenants in this provision, or fails to comply with any Environmental Law, Landlord, at Tenant's sole expense, immediately may commence remedial action to restore the property to an environmentally sound position. Tenant agrees to notify Landlord immediately of (i) any significant release of Hazardous Substances, or other chemicals or substances (including without limitation, any release required to be reported to a governmental authority pursuant to any Environmental Law) and
(ii) the receipt of any pertinent notices or communications from any governmental authority. Tenant agrees to provide Landlord with a letter of certification, one year from the date of execution hereof and annually thereafter, certifying that Tenant has complied with (i) the provisions of this subparagraph, (ii) all applicable Environmental Laws and (iii) the requirements of all applicable governmental agencies and further certifying that no soil or groundwater contamination has occurred at, under, about or from the premises. Landlord reserves the right, but not the obligation, and without in any way limiting the obligations of the Tenant, to enter and inspect the premises and conduct any testing, sampling, borings, and analyses as Landlord, in its sole discretion and at Tenant's sole cost, may deem necessary or desirable. If such inspection or testing discloses the presence of Hazardous Materials or other environmental conditions on the premises in violation of this subparagraph, Tenant shall reimburse Landlord for the cost of conducting the inspection and testing. Tenant agrees to cooperate fully with Landlord during the course of Landlord's inspection and testing activities. Tenant agrees to indemnify, defend (by counsel acceptable to Landlord) and hold Landlord and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their respective successors and assigns harmless from and against any and all claim demands, actions, liabilities, costs, expenses, damages, penalties and obligations of any nature arising from or as a result, either direct or indirect, of (x) the breach of any of the covenants contained in this subparagraph, (y) the presence of Hazardous Substances on, under or about the premises or other properties as the direct or indirect result of Tenant's occupancy of the premises, or (z) the use of the premises or surrounding area by Tenant, Tenant's agents, or Tenant's assigns. The foregoing indemnification shall survive the termination or expiration of this Lease. Any costs or expenses incurred by Landlord for which Tenant is responsible under this provision shall be deemed Additional Rent that is due and payable on notice from Landlord to Tenant.

         Unless expressly identified on an addendum to this Lease, as of the date hereof there are no "Permitted Activities" and/or "Permitted Materials" for purposes of the foregoing provision and none shall exist unless and until approved in writing by Landlord.

         25. LANDLORD'S LIEN. To secure the payment of all rent and other sums of money due or to become due hereunder from Tenant, Tenant hereby grants to Landlord, in addition to any statutory lien for rent in Landlord's favor, a continuing security interest in all goods, wares, equipment, fixtures, furniture, inventory, and other personal property of Tenant now or hereafter situated at 2301 Chovanetz Court, Irving, Texas, and all proceeds or product-thereof, of whatever kind or type, including equipment, inventory, instruments, accounts, chattel paper or general intangibles, and the security interest shall continue in such property and all proceeds and products regardless of location. Such property shall not be removed therefrom without the consent of Landlord, unless at the time of removal all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged in full. Upon an event of default, in addition to all other rights and remedies, Landlord shall have all rights and remedies under the Uniform Commercial Code, including without limitation, the right to sell the property described in this Paragraph at public or private sale upon five (5) days notice by Landlord to Tenant at the Premises. Tenant hereby agrees to execute such other instruments as may be necessary or desirable under applicable law to perfect the security interest hereby created. Landlord and Tenant agree that pages 11 & 12 of this Lease and security agreement may serve as a financing statement and that a copy, photographic or other reproduction of this portion of this Lease may be filed of record by Landlord and have the same force and effect as the original. This Lease and security agreement and financing statement also covers those fixtures located at the Premises described on Exhibit "A-1", attached hereto and incorporated herein by reference, (if an Exhibit A-1 is attached). This page, together with said Exhibit A, (if one is attached) may be filed for record in the appropriate real estate records. The record owner of this property is Landlord.



                  [Remainder of Page Intentionally Left Blank]

EXECUTED BY LANDLORD, this 19th day of June, 1998.

                         CIIF ASSOCIATES II LIMITED PARTNERSHIP
                         a Delaware limited partnership

                         BY: AEW ADVISORS, INC., a Massachusetts corporation (formerly known as COPLEY ADVISORS, INC.),
                         Its: Managing General Partner

                         BY:            /s/ MARK A. ALBERTSON
                                        ----------------------------------------

                         PRINTED NAME:  Mark A. Albertson
                                        ----------------------------------------

                         TITLE:         Vice President
                                        ----------------------------------------

                         BY:
                                        ----------------------------------------

                         PRINTED NAME:
                                        ----------------------------------------

                         TITLE:
                                        ----------------------------------------

                         ADDRESS:       C/O THE INDUSTRIAL GROUP
                                        P.0. Box 802047
                                        DALLAS, TX 75380-2047

                         TELEPHONE:     972-661-0232

                         FAX:           972-661-0235



EXECUTED BY TENANT, this 12th day of June, 1998.

                         TENANT         GLOBENET INTERNATIONAL I, INC.
                                        A DELAWARE CORPORATION

                         BY:            /s/ CLINTON H. HOWARD
                                        ----------------------------------------

                         PRINTED NAME:  Clinton H. Howard
                                        ----------------------------------------

                         TITLE:         President
                                        ----------------------------------------

                         BY:
                                        ----------------------------------------

                         PRINTED NAME:
                                        ----------------------------------------

                         TITLE:
                                        ----------------------------------------

                         ADDRESS:
                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                         TELEPHONE:     (972) 401-0052
                                        ----------------------------------------

                         FAX:           (972) 869-1974
                                        ----------------------------------------

                              ADDITIONAL PROVISIONS

                          GLOBENET INTERNATIONAL I, INC.

         26. THIS RIDER CONTROLS. The provisions set forth in this Rider control to the extent they conflict with any provision or provisions set forth in the body of this Lease Agreement.

         27. FREE RENT. Notwithstanding anything contained in this lease to the contrary, Tenant's obligations to pay Taxes and the cost of any insurance maintained by the Landlord on the Building shall not commence until the date Base Rent commences after the free rent period as provided in Exhibit "C" (the "Rent Commencement Date"), and all such costs shall be prorated between Landlord and Tenant as of the Rent Commencement Date for the year in which this Lease commences. If any event of default by Tenant occurs, then Tenant agrees that the free rent shall be revoked and Tenant further agrees to immediately pay Landlord rent for such period.

         28. CONSTRUCTION ALLOWANCE. In accordance with the terms and provisions of Exhibit B attached hereto and made part hereof for all purposes, Landlord will provide up to $238,384.00 (the "Construction Allowance" as hereinafter defined in Exhibit B) to Tenant for the construction of improvements to the Premises (the "Work" as hereinafter defined as Exhibit B), inclusive of all architecture, engineering, space planning costs and construction management fees. Such amounts shall be paid upon receipt by Landlord of bona fide invoices for such costs from Tenant. Landlord will advance additional amounts up to $137,071.00 for such costs, which advances shall bear interest at eleven percent (11%) per annum and shall be repaid in equal monthly installments of principal and interest over the remaining term of this Lease commencing with the Rent Commencement Date.

         29. LETTER OF CREDIT.

         A. On or before the Commencement Date, Tenant shall deliver to Landlord an executed original irrevocable standby letter of credit ("L.C.") in the amount of $125,000 in favor of Landlord, such L.C. to have a term of one hundred twenty-three (123) months from the Commencement Date of the Lease. The L.C. may be drawn upon and used upon each occurrence of an event of default; Landlord may use all or part of the L.C. to pay past due rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability caused by such event of default without prejudice to any other remedy provided herein or provided by law. Such L.C. shall be issued in a form and by a National Banking Association (located within the continental United States of America) (hereinafter the "Issuer"), acceptable to Landlord. With respect to any default occurring during the term of the Lease, Landlord shall have the right to proceed against the total L.C. at the sole discretion of Landlord regarding items and the amounts to be drawn upon relating to any default by Tenant. If Tenant exercises either its extension option under Paragraph 31 herein, then Tenant agrees that the L.C. will be extended in the same amount and under the same terms for any additional term of this Lease.

         B. Such L.C. shall contain the following terms and conditions:

            (1) The L.C. shall be deemed to be automatically extended without amendment from year to year, with renewal occurring annually, from the date of its issuance or any future expiration date unless at least 30 days prior to any future expiration date the bank notifies Landlord, in writing, by certified mail, return receipt requested, that the issuer intends not to renew the L.C. for an additional year.

            (2) In the event the L.C. will not be extended and has or will expire by its terms and the Lease Agreement, by and between Tenant and Landlord, including any or all extensions or renewals, has not expired, then Landlord shall be allowed to draft upon Issuer for the full amount of the L.C.

            (3) The L.C. shall be subject to the "Uniform Customs and Practices for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 400."

            (4) The amount of the L.C. shall be payable at sight to Landlord within three (3) days of presentation of the sight draft, in whole or partial drawings, upon presentation to the Issuer of the following documents:

            a. Landlord's written demand for payment making reference to the date and number of the L.C.;

            b. Landlord's signed certificate that the amount drawn is to meet any event of default as set forth in the Lease Agreement by and between Tenant and Landlord; and

            c. The original L.C. for endorsement of the amount paid and if the draft is for the full amount the L.C. is to be surrendered to the Issuer.

            (5) The Issuer shall not have the right to assign the L.C. to any other person, entity, National Banking Association, or financial institution without Landlord's consent which shall not be unreasonably withheld.

            (6) Any presentment by Landlord of the L.C. for the payment shall be made at a national banking association located within the continental United States of America.

            (7) The Issuer shall not modify the L.C. without the prior written consent of Landlord.

            (8) Landlord shall have the right to assign and transfer its right and interests in the L.C. to any other beneficiary/party acceptable to Landlord.

         C. The Landlord will return the L.C. to the Tenant if Tenant performs all of the following obligations: (1) Tenant meets all of its annual revenue projections through December 1999 as set forth on Exhibit "D" attached hereto, and (2) Tenant's annual revenue projections through December 1999 as set forth on Exhibit D are verified in the annual 10-K filed with the Security Exchange Commission. At no time shall the L.C. be returned to Tenant unless Tenant meets the requirements set forth in the preceding sentence.




                                                      Landlord
                                                     [INITIALS]
                                                  -----------------
                                                       Tenant
                                                     [INITIALS

         30. LEASE CONTINGENCY. Landlord and Tenant hereby agree that Landlord's obligations hereunder are subject to and conditioned upon Landlord's review and approval of Mr. Clinton Howard's personal financial statements in a form that are acceptable to Landlord. In the event Landlord has not received such financial statements in a form that are acceptable to Landlord and does not execute this Lease, Landlord shall have no obligations under this Lease.

         31. HVAC MAINTENANCE. As of the Commencement Date, Landlord shall deliver, at Landlord's cost, to Tenant the heating and air conditioning system (the "HVAC System") in good repair and working order. As of the Commencement Date, Landlord shall deliver, at Landlord's cost, the HVAC System so that it provides temperature, in Landlord's reasonable judgement, for the comfortable occupancy and use of the Premises during ordinary business hours. Thereafter, Tenant shall, pursuant to Paragraph 5.E. of the Lease, enter into a regularly scheduled preventive maintenance/service contract for servicing the HVAC System and be responsible for all costs and expenses regarding the HVAC System.

                  [Remainder of Page Intentionally Left Blank]



                                                      Landlord
                                                     [INITIALS]
                                                  -----------------
                                                       Tenant
                                                     [INITIALS

                                  EXHIBIT "A"


                                LEGAL DESCRIPTION

Being an approximate 119,192 square foot lease space located at 2301 Chovanetz Court, Irving, Dallas County, Texas, in an approximate 119,192 square foot building known as 2301 Chovanetz Court and located on, a tract being further described as:

Metes and bounds description

BEING a 4.355 acre tract out of TRACT "K" in the Walnut Hill Distribution Center North in the City of Irving, Texas as originally recorded in Volume 76081, page 296, Deed Records of Dallas County and corrected by Certificate of Correction in Volume 77247, Page 0005, Deed Records of Dallas County, and being more particularly described as follows:

BEGINNING at the intersection of the North line of Tract "K-1" (a 50 foot private R.O.W. easement) and the East right-of-way line of Hurd Drive;

THENCE leaving Hurd Drive South 73 degrees 07' 00" East 22.28 feet along the North line of said Tract "K-1" to a point for a corner; said point being the point of curvature of a curve to the left with a central angle of 17 degrees 09' 40" and a radius of 739.65 feet;

THENCE with said curve to the left 221.54 feet to the point of tangency of said curve;

THENCE continuing along the North line of Tract "K-1" North 89 degrees 43' 20" East 360.24 feet to a point for a corner; said point being the southwest corner of an 8.019 acre tract conveyed by Las Colinas Corporation to E.I. DuPont DeNemours and Company, Inc., as recorded in Volume 78012, Page 0685, Dallas County Deed Records, January 17, 1978;

THENCE leaving the North line of Tract "K-1" North 00 degrees 16' 40" West
303.43 feet along the western boundary line of said 8.019 acre tract to a point for a corner;

THENCE continuing along the western boundary line of said 8.019 acre tract, North 44 degrees 46' 50" West 266.16 feet to a point for a corner; said point being in the East right-of-way line of Hurd Drive; said point also being the Northwest corner of said 8.019 acre tract;

THENCE along Hurd Drive South 45 degrees 13' 10" West 439.00 feet to a point for a corner; said point being the point of curvature of a curve to the left with a central angle of 28 degrees 20' 45" and a radius of 461.14 feet;

THENCE Southwesterly along Hurd Drive with said curve to the left through a central angle of 22 degrees 08' 10" a distance of 178.16 feet to the POINT OF BEGINNING.

CONTAINING 4.355 acres of land, more of less.

                                    EXHIBIT B

                          TENANT FINISH-WORK: ALLOWANCE

         1. If the Premises have heretofore been occupied by any prior tenant, then except as set forth in this Exhibit, Tenant accepts the Premises in their "as is" condition on the date that this Lease is entered into.

         2. On or before June 15, 1998, Tenant shall provide to Landlord for its approval final working drawings, prepared by an architect that has been approved by Landlord (which approval shall not be unreasonably withheld), of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this
Exhibit in accordance with all applicable governmental laws, codes, rules, and regulations. Further, if any of Tenant's proposed construction work will affect the Building's HVAC, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto shall be prepared by the Building's engineer of record, whom Tenant shall at its cost engage for such purpose. Landlord's approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all applicable governmental laws, codes, rules, and regulations, (b) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (c) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by the Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, "WORKING DRAWINGS" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "WORK" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Landlord of the Working Drawings "shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible "as-built" plan (e.g., sepia) of the improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes.

         3. The Work shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All contractors and subcontractors shall be required to procure and maintain (a) insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require and (b) payment and performance bonds, if Landlord requires, covering the cost of the Work and otherwise reasonably satisfactory to Landlord. Certificates of such insurance, with paid receipts therefor, and copies of such bonds must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner that is free of defects and is in strict conformance with the Working Drawings, and shall be performed in such a manner and at such times as to maintain harmonious labor relations and not to interfere with or delay Landlord's other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.).

         4. If a delay in the performance of the Work occurs (a) because of any change by Tenant to the space plans or the Working Drawings, (b) because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or (c) if Tenant, any contractor or subcontractor, or Tenant's employees or agents otherwise delays completion of the Work, then, notwithstanding any provision to the contrary in this Lease, the Commencement Date shall be deemed to be the date that, in the reasonable opinion of Landlord, substantial completion would have occurred if such delays had not taken place. If the Premises are not ready for occupancy and the Work is not substantially completed (as reasonably determined by Landlord) on the scheduled Commencement Date for any reason other than the reasons specified in the immediately preceding sentence, then the obligations of Landlord and Tenant shall continue in full force and Base Rent shall be abated until the date the Work is substantially completed, which date shall be the Commencement Date.

         5. Tenant shall bear the entire cost of performing the Work (including, without limitation, design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, all of which costs are herein collectively called the "TOTAL CONSTRUCTION COSTS") in excess of the Construction Allowance (hereinafter defined). Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings, itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord 50% of the sum of:
the amount by which the estimated Total Construction Costs exceed the Construction Allowance plus the amount, if any, up to the maximum amount of $137,071.00, to be advanced by Landlord to Tenant pursuant to Paragraph 28 of the Lease. If the Work will not be substantially completed before the expiration of the first full calendar month after the approval of the Working Drawings and selection of a contractor, the remaining portion of such excess shall be payable in equal monthly installments on the first day of each month, beginning the first day of the second full calendar month after approval of the Working Drawings and selection of a contractor, and on the substantial completion date. The monthly installments due on the first day of each month shall equal the portion of such remaining excess divided by the number of scheduled monthly installment payment dates (including the substantial completion date) from the date hereof through the estimated substantial completion date for the Work.
Upon substantial completion of the Work and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the payments already made by Tenant, and (2) the amount of the Construction Allowance.

         6. Landlord shall provide to Tenant a construction allowance (the "CONSTRUCTION ALLOWANCE") up to $238,384.00 for the Work, inclusive of all architecture, engineering, space planning costs, and construction management fees, as set forth in Paragraph 28 of the Lease.

         7. Landlord or its affiliate shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building's systems.

                                    EXHIBIT C

                               BASE RENT SCHEDULE

                              2301 Chovanetz Court

                       Net Costs - Not Including Expenses


                                               $ per year      $ per month     Cumulative Total
                                              --------------   ------------    ----------------
Months 1 thru 2              Free                                $    -0-
Months 3 thru 14       119,192 x $2.75 =       $   327,778       $ 27,315        $   327,778
Months 15 thru 18      119,192 x $3.00 =       $   357,576       $ 29,798        $   446,970
Month  19                    Free                                $    -0-        $   446,970
Months 20-27           119,192 x $3.00 =       $   357,576       $ 29,798        $   685,354
Months 28 thru 39      119,192 x $3.00 =       $   357,576       $ 29,798        $ 1,042,930
Months 40 thru 51      119,192 x $3.25 =       $   387,374       $ 32,281        $ 1,430,304
Months 52 thru 63      119,192 x $3.25 =       $   387,374       $ 32,281        $ 1,817,678
Months 64 thru 75      119,192 x $3.25 =       $   387,374       $ 32,281        $ 2,205,052
Months 76 thru 87      119,192 x $3.50 =       $   417,172       $ 34,764        $ 2,622,224
Months 88 thru 99      119,192 x $3.50 =       $   417,172       $ 34,764        $ 3,039,396
Months 100 thru 111    119,192 x $3.50 =       $   417,172       $ 34,764        $ 3,456,568
Months 112 thru 123    119,192 x $3.50 =       $   417,172       $ 34,764        $ 3,873,740
                                               -----------
                                               $ 3,873,740


                                    EXHIBIT D

                         GLOBENET INTERNATIONAL I, INC.
                              PRO-FORMA FINANCIALS


                                         1998           1999           2000
                                      ----------     ----------     ----------

Revenues                              $   25,167     $   59,400     $  144,900
Growth Rate                                   79%           136%           144%
Gross Margin                                72.5%          71.6%          69.0%
Operating Margin                             4.0%           9.5%          14.1%
EBITDA Margin                                4.7%          10.3%          14.8%

EBITDA                                     1,191          6,124         21,462
Capital Expenditures                        (230)          (600)        (1,000)
Free Cash Flow                               961          2,524         20,462

Cash                                         199            430          8,787
Net Worth                                  4,204          8,951         24,207

                                    EXHIBIT E

                                    GUARANTY

         As a material inducement to Landlord to enter into the Lease, dated June ____, 1998 (the "LEASE"), between GLOBENET INTERNATIONAL I, INC., A DELAWARE CORPORATION, as Tenant, and CIIF ASSOCIATES II LIMITED PARTNERSHIP BY:
AEW ADVISORS (FORMERLY KNOWN AS COPLEY ADVISORS, INC.), as Landlord, the undersigned ("GUARANTOR ") hereby unconditionally and irrevocably guarantees the complete and timely performance of each obligation of Tenant under the Lease and any extensions or renewals of and amendments to the Lease to the same extent as if Guarantor were executing the Lease. This Guaranty is an absolute, primary, continuing, and general guaranty of payment and performance and is independent of Tenant's obligations under the Lease. Guarantor waives any right to require Landlord to (a) join Tenant with Guarantor in any suit arising under this Guaranty, (b) proceed against or exhaust any security given to secure Tenant's obligations under the Lease, or (c) pursue or exhaust any other remedy in Landlord's power. Landlord may, without notice or demand and without affecting Guarantor's liability hereunder, from time to time, compromise, extend or otherwise modify any or all of the terms of the Lease. The undersigned further covenants and agrees that this Guaranty shall remain in full force and effect as to any renewal, modification or extension, or any holdover by Tenant thereunder, and as to any assignee of Tenant's interest or interests under the Lease, whether or not known to or approved by the undersigned and that no subletting, assignment, or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of the undersigned hereunder.

         Whatever reference is made to the liability of Tenant in the Lease, such reference shall be deemed likewise to refer to the undersigned, jointly and severally, with Tenant. The liability of the undersigned for all obligations of the Lease shall be primary; in any right of action which shall accrue to Landlord under the Lease, Landlord may, at Landlord's option, proceed against the undersigned and/or Tenant, jointly or severally, and may proceed against the undersigned without having demanded performance of, commenced any action against, exhausted any remedy against or obtained any judgment against Tenant. This is a guaranty of payment and not of collection, and the undersigned hereby waives any obligation on the part of Landlord to enforce the terms of the Lease against Tenant as a condition to Landlord's right to proceed against the undersigned hereunder.

         The undersigned hereby waives, to the maximum extent permitted by law, all defenses available to a surety, whether the waiver is specifically herein enumerated or not.

         It is further agreed that all of the terms and provisions hereof shall inure to the benefit of the successors and assigns of the Landlord, and shall be binding upon the respective heirs, executors, administrators, successors and assigns of the undersigned.

         Guarantor hereby waives all demands for performance, notices of performance, and notices of acceptance of this Guaranty. The liability of Guarantor under this Guaranty will not be affected by (1) the release or discharge of Tenant from, or impairment, limitation or modification of, Tenant's obligations under the Lease in any bankruptcy, receivership, or other debtor relief proceeding, whether state or federal and whether voluntary or involuntary; (2) the rejection or disaffirmance of the Lease in any such proceeding; or (3) the cessation from any cause whatsoever of the liability of Tenant under the Lease. Guarantor shall pay to Landlord all costs incurred by Landlord in enforcing this Guaranty (including, without limitation, reasonable attorneys' fees and expenses).

         The Landlord and Tenant agree that this Guaranty will be of no further effect, void, and returned by the Landlord to the Tenant if Tenant performs all of the following obligations: (1) Tenant meets all of its annual revenue projections through December 1999 as set forth on Exhibit "D" attached to the Lease, and (2) Tenant's annual revenue projections through December 1999 as set forth on Exhibit D are verified in the annual 10-K filed with the Security Exchange Commission. At no time shall this Guaranty be returned to Tenant, and the parties agree that the Guaranty shall remain in full force and effect, unless Tenant meets the requirements set forth in the preceding sentence and Tenant receives written notice of same from Landlord.


                                   By: /s/ CLINTON H. HOWARD
                                      ------------------------------------------
                                      Clinton H. Howard

                                   Home Address:   3917 Fox Glen Dr.
                                                 -------------------------------

                                                 -------------------------------
                                                  Irving, TX 75062
                                                 -------------------------------

                                   Social Security No.:  ###-##-####
                                                       -------------------------

                                   Texas Driver's License No.: 028 98 715
                                                              ------------------

                ADDENDUM TO STANDARD INDUSTRIAL LEASE AGREEMENT

         THIS ADDENDUM TO STANDARD INDUSTRIAL LEASE AGREEMENT (this "Option Agreement") is to be attached to and shall form a part of that certain Standard Industrial Lease Agreement (the "Lease") dated June 19, 1998, between CIIF ASSOCIATES II LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and GLOBENET INTERNATIONAL I, INC., a Delaware corporation ("Tenant"), concerning the demised premises as defined in the Lease and more particularly described on Exhibit "A" attached hereto, together with all improvements thereon and all rights and appurtenances pertaining thereto, including any right, title and interest of Landlord in and to adjacent streets, alleys and rights-of-way (collectively the "Property").

         1. Landlord hereby grants to Tenant an option (the "Option") to purchase the Property on the terms and conditions set forth in this Option Agreement.

         2. The Option shall commence on the date hereof and may be exercised until and shall terminate on the date two (2) years thereafter (the "Expiration Date") unless sooner terminated in accordance with the provisions hereof, Provided that Tenant is not in default of any of the terms, covenants and conditions of the Lease, and the Lease has not been assigned or the Premises (or a part thereof) sublet, except as provided by Paragraph 14 of the Lease, Tenant may exercise the Option by delivering written notice to Landlord that Tenant has elected to purchase the Property pursuant to the provisions hereof. The notice must be delivered to Landlord at Landlord's address for notices set forth in the Lease. The notice must set forth the date on which Tenant desires to close the acquisition of the Property (the "Closing Date") which date shall not be later than the Expiration Date, as defined in this Paragraph. In the event that the Option is not exercised prior to the Expiration Date, the Option shall terminate.

         3. In consideration of the Option set forth herein, Tenant shall pay to Landlord, in addition to any rent and other sums payable by Tenant to Landlord under the Lease, a non-refundable option payment in the amount of $100.00, the receipt and sufficiency of which is hereby acknowledged.

         4. The purchase price ("Purchase Price") for the Property shall be Three Million Five Hundred Thousand Dollars ($3,500,000).

         5. Prior to the Closing Date, Landlord shall, (i) at Tenant's expense, deliver to Tenant a copy of a current survey of the Property prepared by a Registered Professional Land Surveyor, and (ii) at Landlord's expense deliver to Tenant a title commitment ("Title Commitment") covering the Property binding the issuing title company to issue a Texas Owner Policy of Title Insurance on the standard form prescribed by the Texas State Board of Insurance at the Closing, in the full amount of the Purchase Price, insuring Tenant's fee simple title to the Property to be good and indefeasible, subject only to the Permitted Exceptions (as hereinafter defined), together with copies of all recorded instruments affecting the Property and recited as exceptions in the Title Commitment (the "Title Documents"), and a current tax certificate. Tenant shall have ten (10) days after the receipt of the

ADDENDUM TO STANDARD
INDUSTRIAL LEASE AGREEMENT Page - 1
latter of the survey, the Title Commitment or the Title Documents, to review same and to deliver in writing to Landlord such objections as Tenant may have to anything contained in them. Any such item to which Tenant shall not object shall be deemed a "Permitted Exception". If there are objections by Tenant, or a third party lender, Landlord shall, in good faith, attempt to satisfy such objections prior to Closing, but Landlord shall not be required to incur any cost to do so. If Landlord delivers written notice to Tenant on or before the Closing Date that Landlord is unable to satisfy such objections, Tenant may either waive such objections and accept such title as Landlord is able to convey or terminate Tenant's election to exercise the Option by written notice to Landlord.

         6. The closing of the sale (the "Closing") shall take place on the Closing Date at a location and at a time mutually acceptable to Landlord and Tenant. At the Closing: (i) Landlord shall deliver to Tenant a general warranty deed and bill of sale conveying good and indefeasible title in fee simple to the Property; subject, however, only to the lien for taxes for the year of Closing not yet due and payable, and the Permitted Exceptions; and (ii) Tenant shall deliver to Landlord in readily available funds the full amount of the Purchase Price. Each party shall pay its share of all other closing costs which are customarily paid by a seller or purchaser in a transaction of this character in Dallas County, Texas. Each party shall pay its own attorneys' fees in connection with the closing of Tenant's acquisition. In the event that the Closing does not occur prior to the Expiration Date, then the Option shall terminate, be void, and Tenant's rights under this Option Agreement shall be null and void.

         7. The provisions of this Option Agreement and the Option shall terminate, without notice, demand or any other action being taken by Landlord, all of which are hereby expressly waived by Tenant, upon the earlier to occur of the following: (i) the termination of the Lease; or (ii) the Expiration Date.

         8. Tenant, at its election, may file this Option Agreement of record.

         Executed effective this 12 day of June, 1998.



TENANT:                                LANDLORD;
GLOBENET INTERNATIONAL I, INC.,        CIIF ASSOCIATES II LIMITED PARTNERSHIP,
a Delaware corporation                 a Delaware limited partnership



By: /s/ CLINTON H. HOWARD              By: AEW Advisors, Inc.,
   -------------------------------         a Massachusetts corporation,
Name: Clinton H. Howard                    Managing General Partner
     -----------------------------
Title: President
      ----------------------------         By: /s/ MARK A. ALBERTSON
                                              ----------------------------------
                                           Name: Mark A. Albertson
                                                --------------------------------
                                           Title:  Vice President
                                                 -------------------------------




ADDENDUM TO STANDARD
INDUSTRIAL LEASE AGREEMENT - Page 2

THE STATE OF TEXAS    )
                      )
                      )
COUNTY OF DALLAS      )

         BEFORE ME, the undersigned authority, a Notary Public in and for the State of Texas, on this day personally appeared Howard Clinton of GlobeNet International I, Inc., a Delaware corporation, [known to me] or [proved to me through his Texas Drivers License or other document] to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as a duly authorized officer of such corporation, for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 12th day of June, 1998.


                                   /s/ CHARLOTTE BURROWS
                                   ---------------------------------------------
                                   Notary Public, State of Texas

 CHARLOTTE BURROWS, NOTARY PUBLIC
         State of Texas
     Comm. Exp. 04-03-2001

THE STATE OF MASSACHUSETTS      )
                                )
COUNTY OF SUFFOLK               )

         BEFORE ME, the undersigned authority, a Notary Public in and for the State of Massachusetts, on this day personally appeared Mark A. Albertson of AEW Advisors Inc., a Massachusetts corporation, general partner of CIIF Associates II Limited Partnership, a Delaware limited partnership, [known to me] or [proved to me through his Texas Drivers License or other document] to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as a duly authorized officer of such corporation, for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 19th day of June, 1998.

                                  /s/ GAIL M. TRAMONTOZZI
                                  ----------------------------------------------
                                  Notary Public, State of Massachusetts



ADD
---

Gail M. Tramontozzi, NOTARY PUBLIC
My Commission Expires Mar. 30, 2001

ADDENDUM TO STANDARD
INDUSTRIAL LEASE AGREEMENT - Page 3

                                   EXHIBIT "A"

                               LEGAL DESCRIPTION

Being an approximate 119,192 square foot lease space located at 2301 Chovanetz Court, Irving, Dallas County, Texas, in an approximate 119,192 square foot building known as 2301 Chovanetz Court and located on a tract being further described as:

Metes and bounds description

BEING a 4.355 acre tract out of TRACT "K" in the Walnut Hill Distribution center North in the City of Irving, Texas as originally recorded in Volume 76081, page 296, Deed Records of Dallas County and corrected by Certificate of Correction in Volume 77247, Page 0005, Deed Records of Dallas County, and being more particularly described as follows:

BEGINNING at the intersection of the North line of Tract "K-1" (a 50 foot private R.O.W. easement) and the East right-of-way line of Hurd Drive;

THENCE leaving Hurd Drive South 73 degrees 07' 00" East 22.28 feet along the North line of said Tract "K-1" to a point for a corner; said point being the point of curvature of a curve to the left with a central angle of 17 degrees 09' 40" and a radius of 739.65 feet;

THENCE with said curve to the left 221.54 feet to the point of tangency of said curve;

THENCE continuing along the North line of Tract "K-1" North 89 degrees 43' 20" East 360.24 feet to a point for a corner; said point being the Southwest corner of an 8.019 acre tract conveyed by Las Colinas Corporation to E.I. DuPont DeNemours and Company, Inc., as recorded in Volume 78012, Page 0685, Dallas County Deed Records, January 17, 1978;

THENCE leaving the North line of Tract "K-1" North 00 degrees 16' 40" West
303.43 feet along the western boundary line of said 8.019 acre tract to a point for a corner;

THENCE continuing along the western boundary line of said 8.019 acre tract, North 44 degrees 46' 50" West 266.16 feet to a point for a corner; said point being in the East right-of-way line of Hurd Drive; said point also being the Northwest corner of said 8.019 acre tract;

THENCE along Hurd Drive South 45 degrees 13' 10" West 439.00 feet to a point for a corner; said point being the point of curvature of a curve to the left with a central angle of 28 degrees 20' 45" and a radius of 461.14 feet;

THENCE southwesterly along Hurd Drive with said curve to the left through a central angle of 22 degrees 08' 10" a distance of 178.16 feet to the POINT OF BEGINNING.

CONTAINING 4.355 acres of land, more of less.